Exhibit 99.1
FIRST FINANCIAL HOLDINGS, INC.

First Financial Holdings, Inc. Completes the Sale of
First Southeast Insurance Services, Inc. to Hub International Limited

CHARLESTON, SOUTH CAROLINA, June 1, 2011 -- First Financial Holdings, Inc. (Nasdaq: FFCH) (“First Financial”) announced the completion of the sale of its insurance agency subsidiary, First Southeast Insurance Services, Inc. (“First Southeast”), to Hub International Limited effective today.  The transaction closed in accordance with the terms previously discussed in the First Financial release dated May 26, 2011.

Hub International Limited is a leading North American insurance brokerage that provides a broad array of property and casualty, reinsurance, life and health, employee benefits, and risk management products and services through offices located in the United States and Canada.  First Southeast will become a new regional platform operating as Hub International Southeast with offices in North and South Carolina.

About First Financial

First Financial Holdings, Inc. ("First Financial") (Nasdaq: FFCH) is a premier financial services provider offering integrated financial solutions, including personal, business, and wealth management solutions. First Financial serves individuals and businesses primarily throughout coastal South Carolina, Florence, South Carolina, and Wilmington, North Carolina.  First Financial subsidiaries include: First Federal Savings and Loan Association of Charleston ("First Federal"); Kimbrell Insurance Group, Inc., a managing general insurance agency; First Southeast 401(k) Fiduciaries, Inc., a registered investment advisor; and First Southeast Investor Services, Inc., a registered broker-dealer. First Federal is the largest financial institution headquartered in the Charleston, South Carolina metropolitan area and the third largest financial institution headquartered in South Carolina, based on asset size. Additional information about First Financial is available at www.firstfinancialholdings.com.

CONTACT:
First Financial Holdings, Inc.
Blaise B. Bettendorf
EVP and Chief Financial Officer
(843) 529.5456
bbettendorf@firstfinancialholdings.com